Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

__, 2025

R.F. Lafferty & Co. Inc.

40 Wall Street, 27th Floor

New York, New York 10005

Ladies and Gentlemen:

Introduction. Subject to the terms and conditions herein (this “Agreement”), Raytech Holding Limited, a British Virgin Islands Business Company (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries or affiliates of Raytech Holding Limited, the “Company”), hereby agrees to sell up to an aggregate of Ten Million U.S. Dollars ($10,000,000) of registered securities of the Company, including ordinary  shares (the “Shares”) of the Company, US$0.00000625 par value per share (the “Ordinary Shares”) directly to various investors (each, an “Investor” and, collectively, the “Investors”) through R.F. Lafferty & Co. Inc. as Placement Agent (the “Placement Agent”). The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a securities purchase agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Investors for each Share is $____. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive Placement Agent in connection with the offering and sale by the Company of the Shares pursuant to the Company’s registration statement on Form F-1 (File No. 333-[     ]) (and including any registration statement prepared and filed by the Company in accordance with Rule 462(b) pursuant to the Securities Act) (the “Registration Statement”), with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations among the Company, the Placement Agent and the prospective Investors. The Placement Agent will act on a reasonable best-efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Shares, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Shares and the Company shall have the sole right to accept offers to purchase Shares and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). The Closing shall occur via “Delivery Versus Payment”, i.e., on the Closing Date, the Company shall issue the Securities directly to the account designated by the Placement Agent and, upon receipt of such Shares, the Placement Agent shall electronically deliver such Shares to the applicable Investor and payment shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company. As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) A cash fee equal to 7.0% of the gross proceeds received by the Company from the sale of the Shares at the closing of the Offering (the “Closing”) and 6.0% for any company-directed Investors.

(ii) In addition to the cash fee, the Company hereby agrees to pay on the Closing Date all expenses related to the Offering or otherwise incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and expenses relating to the registration of the Shares with the Securities and Exchange Commission (the “SEC” or the “Commission”); (b) all fees and expenses relating to the listing of the Shares on the Nasdaq Stock Market LLC and such other stock exchanges as the Company and the Placement Agent together determine, including any fees charged by DTC; (c) all fees, expenses and disbursements relating to the registration or qualification of the Shares under “blue sky” or securities laws of such states of the United States of America and other jurisdictions designated by the Placement Agent, including the reasonable fees and expenses of blue sky counsel to the Placement Agent; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Shares under the securities laws of such foreign jurisdictions as reasonably designated by the Placement Agent; (e) the costs of all mailing and printing of documents relating to the Offering (including, without limitation, this Agreement, any Blue Sky Surveys, Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Placement Agent may reasonably deem necessary); (f) transfer and/or stamp taxes, if any, payable upon our transfer of the Shares to the Investors; (g) the fees and expenses of the Company’s accountants; (h) the fees and expenses of the Company’s legal counsel and other agents and Placement Agent; (i) all filing fees and communication expenses associated with the review of the Offering by FINRA; (cost associated with the Placement Agent’s clearing system data services and communications expenses; (j) cost associated with the Placement Agent’s Capital IQ system for comparable company analysis and valuation; (k) all fees, expenses and disbursements relating to background checks of directors and officers of the Company as reasonably requested by the Placement Agent; (l) the costs associated with bound volumes of the offering materials as well as commemorative mementos and Lucite tombstones; (m) the fees of counsel to the Placement Agent in an amount not to exceed $125,000;  provided, however, that (x) the aggregate accountable expenses reimbursable by the Company to the Placement Agent pursuant to  this Section 3.9.1 shall in no event exceed one hundred fifty thousand Dollars ($150,000) in the aggregate upon Closing of the Offering, and (y) if the Offering is terminated or otherwise fails to close, such aggregate reimbursable accountable expenses shall be up to fifty thousand dollars ($50,000), including the Placement Agent’s legal fees. Any expense advances will be returned to the Company to the extent the Placement Agent’s accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). The Company shall also pay to the Placement Agent a non-accountable expense allowance equal to 1% of the gross proceeds of the Offering (excluding any proceeds from the exercise of the over-allotment option) at the Closing.

(iii) The Placement Agent shall be entitled to a cash fee equal to seven percent (7.0%) of the gross proceeds received or to be received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor with whom the Placement Agent has had a conference call or a meeting arranged by the Placement Agent during the Engagement Period (as defined in the Engagement letter) in connection with any public or private financing or capital raise (each, a “Tail Financing”), provided such Tail Financing is consummated during the period that is six (6) months from the Closing Date (the “Tail Period”) or within twelve (12) months after the termination or expiration of the Engagement Letter if such investor was contacted by the Placement Agent in connection with the Offering during the Engagement Period. For the avoidance of doubt, such Tail Financing fee shall not be applicable to any Company-introduced or company-directed investors.

(b) Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(g)(4)(A), will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Section 2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of each Closing Date, as follows:

(a) Securities Law Filings. The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) the Registration Statement under the Securities Act, which was initially filed on [ ], 2025 as amended, and declared effective on [ ], 2025 for the registration of the Shares under the Securities Act. Following the effectiveness of the Registration Statement and the determination of pricing among the Company and the prospective Investors, the Company will file with the Commission pursuant to Rules 430A and 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a final prospectus relating to the placement of the Securities, their respective pricings and the plan of distribution thereof and will advise the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such Registration Statement, at any given time, including the exhibits thereto filed at such time, as amended at such time, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Preliminary Prospectus”; and the form of prospectus, in the form in which it will be filed with the Commission pursuant to Rules 430A and/or 424(b) (including the Preliminary Prospectus as so amended or supplemented) is hereinafter called the “Prospectus.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Any reference in this Agreement to the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”), if any, which were or are filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any given time, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Original Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. The Company has not received any notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus or intends to commence a proceeding for any such purpose.

(b) Assurances. The Registration Statement, as amended, (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Original Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, and the Prospectus, each as of its respective date, comply or will comply in all material respects with the Securities Act and the applicable Rules and Regulations. Each of the Preliminary Prospectus and the Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Final Prospectus), in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. Except for this Agreement and the Transaction Documents, there are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. Except for this Agreement and the Transaction Documents, there are no contracts or other documents required to be described in the Preliminary Prospectus or Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(c) Offering Materials. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to each Closing Date, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

(d) Subsidiaries. All of the direct and indirect subsidiaries of the Company (the “Subsidiaries”) are set forth in the Registration Statement. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, charges, security interests, encumbrances, rights of first refusal, preemptive rights or other restrictions (collectively, “Liens”), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(e) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened (“Proceeding”) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(f) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and any Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors (the “Board of Directors”) or the Company’s shareholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(h) Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 promulgated under the Securities Act.

(i) Consent to Jurisdiction. The Company has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to this Agreement has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.

(j) Anti-Manipulation. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k) Representations and Warranties Incorporated by Reference. Each of the representations and warranties (together with any related disclosure schedules thereto) made to the Investors in the Purchase Agreement is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, the Placement Agent.

Section 3. Delivery and Payment. Each Closing shall occur remotely by facsimile or other electronic transmission (or at such other place as shall be agreed upon by the Placement Agent and the Company). Subject to the terms and conditions hereof, at each Closing, payment of the purchase price for the Securities sold on such Closing Date shall be made by Federal Funds wire transfer, against delivery of such Shares, and such Shares shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one (1) business day before the time of purchase (as defined below).

Deliveries of the documents with respect to the purchase of the Shares, if any, shall be made remotely by facsimile or other electronic transmission. All actions taken at a Closing shall be deemed to have occurred simultaneously.

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(a) Registration Statement Matters. The Company will advise the Placement Agent promptly after it receives notice thereof of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to any Prospectus or any amended Prospectus has been filed and will furnish the Placement Agent with copies thereof. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of any Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering. The Company will advise the Placement Agent, promptly after it receives notice thereof (i) of any request by the Commission to amend the Original Registration Statement or to amend or supplement any Prospectus or for additional information, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Original Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document, if any, or any amendment or supplement thereto or any order preventing or suspending the use of the Preliminary Prospectus or any Prospectus or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatened institution of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus or for additional information. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B and 430C, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) are received in a timely manner by the Commission.

(b) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than a Prospectus. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c) Amendments and Supplements to a Prospectus and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Incorporated Documents (if any) and any Prospectus. If during the period in which a prospectus is required by law to be delivered in connection with the distribution of Shares contemplated by the Registration Statement or any Prospectus (the “Prospectus Delivery Period”), any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Registration Statement or any Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or any Prospectus or to comply with any law, the Company will promptly prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers, an appropriate amendment to the Registration Statement or supplement to the Registration Statement, the Incorporated Documents (if any) or any Prospectus that is necessary in order to make the statements in the Registration Statement and any Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the Registration Statement, the Incorporated Documents (if any) or any Prospectus, as so amended or supplemented, will comply with law. Before amending the Registration Statement or supplementing the Incorporated Documents or any Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file any such amendment or supplement to which the Placement Agent reasonably objects.

(d) Copies of any Amendments and Supplements to a Prospectus. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the later of the last Closing Date of the Offering, as many copies of the Registration Statement and any Prospectus and any amendments and supplements thereto (including any Incorporated Documents, if any) as the Placement Agent may reasonably request.

(e) Free Writing Prospectus. The Company covenants that it will not, unless it obtains the prior written consent of the Placement Agent, make any offer relating to the Securities that would constitute a Company Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act. In the event that the Placement Agent expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as a Company Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Ordinary Shares.

(g) Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company will duly file, on a timely basis, with the Commission and the Trading Market (as defined in the Securities Purchase Agreement) all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(i) Additional Documents. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agent or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Investors. The Company agrees that the Placement Agent may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(j) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(k) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agent’s prior written consent.

(l) Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may make public its involvement with the Offering.

(m) Reliance on Others. The Company confirms that it will and has relied on its own counsel and accountants for legal and accounting advice.

(n) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a Placement Agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2241(b)(2)(k), the parties acknowledge and agree that the Placement Agent have not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

(o) Subsequent Equity Sales.

(i) The Company, on behalf of itself and any successor entity, agrees that without the prior written consent of the Placement Agent, such consent not to be unreasonably withheld, conditioned, or delayed, it will not, for a period of ninety (90) days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract act to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company other than a registration statement on Form F-4 (or at the Company’s option, Form S-4) or S-8 or a resale shelf registration statement for existing shareholders not filed in connection with a primary offering by the Company; (iii) complete any offering of debt securities of the Company, other than entering into or drawing down upon an existing line of credit or senior credit facility with a traditional bank or other lending institution in the ordinary course of business; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of the Company, whether any such transaction described in clause (i), (ii), (iii), or (iv) above is to be settled by delivery of shares of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 4(o) shall not apply to (i) the Shares to be sold hereunder; (ii) the issuance by the Company of the Ordinary Shares upon the exercise of a share option or warrant, the conversion of a security, or pursuant to a contractual obligation, in each case issued and outstanding on the date hereof, provided that such options, warrants, securities or contracts are disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus and have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (iii) the issuance of the Ordinary Shares issued as part of the purchase price in connection with the acquisitions or strategic transactions, provided certain conditions are met, (iv) the issuance by the Company of any Ordinary Shares or standard options to purchase such shares to directors, officers, employees or consultants of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below), (v) the issuance of Ordinary Shares, options or convertible securities to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by a majority of the disinterested directors of the Company or entered into in the ordinary course of business but shall not include a transaction in which the company is primarily issuing Ordinary Shares or Ordinary Shares equivalents primarily for the purpose of raising capital, circumventing the restrictions set forth in this Section 3.18, or to a person or an entity whose primary business is investing in securities, (vi) the issuance of Ordinary Shares, options or convertible securities in connection with the provision of goods or services pursuant to transactions approved by a majority of the disinterested directors of the Company or entered into in the ordinary course of business but shall not include a transaction in which the company is issuing Ordinary Shares or Ordinary Share equivalents primarily for the purpose of raising capital, circumventing the restrictions set forth in this Section 3.18, or to a person or an entity whose primary business is investing in securities; and (vii) the issuance of Ordinary Shares, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development, investor or public relations, marketing or other similar agreements or strategic partnerships approved by a majority of the disinterested directors of the Company or entered into in the ordinary course of business but shall not include a transaction in which the Company is primarily issuing Ordinary Shares or Ordinary Share equivalents primarily for the purpose of raising capital, circumventing the restrictions set forth in this Section 3.18, or to a person or an entity whose primary business is investing in securities. For purposes of this section, “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which the Ordinary Shares and standard options to purchase such shares may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

(p) Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement in accordance with its terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

(q) FINRA. The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, 10% or greater shareholder of the Company or Person that received the Company’s unregistered equity securities in the past 180 days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the 60-day period after the Effective Date.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 hereof, in each case as of the date hereof and as of each Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Placement Agent shall have received, and the Company shall have caused to be delivered to the Placement Agent, a letter from Assentsure PAC (the independent registered public accounting firm of the Company), addressed to the Placement Agent, dated as of the date hereof, in form and substance satisfactory to the Placement Agent. The letter shall not disclose any change in the condition (financial or other), earnings, operations, business or prospects of the Company from that set forth in the Registration Statement or the applicable Prospectus, which, in the Placement Agent’s sole judgment, is material and adverse and that makes it, in the Placement Agent’s sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Prospectus.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from the FINRA. Each Prospectus (in accordance with Rule 424(b)) and “free writing prospectus” (as defined in Rule 405 of the Securities Act), if any, shall have been duly filed with the Commission, as appropriate; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with; and the Placement Agent shall have received a letter of no objections from FINRA as to the terms and arrangements and amount of compensation allowable or payable to the Placement Agent as described in the Registration Statement.

(c) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and each Prospectus, and the registration, sale and delivery the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent’s Counsel, and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any Material Adverse Effect or any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus (“Material Adverse Change”).

(e) Opinions of Counsels for the Company. The Placement Agent shall have received on each Closing Date:

(i) the favorable opinion and negative assurance letter from Loeb & Loeb LLP (“Company Counsel”), counsel to the Company as to federal law of the United States of America, and the law of the State of New York, dated the Closing Date, and addressed to the Placement Agent, substantially in the form previously agreed or otherwise in form and substance reasonably satisfactory to the Placement Agent and counsel to the Placement Agent;

(ii) the favorable opinion of AllBright Law Offices (Fuzhou), China counsel to the Company, dated the Closing Date, respectively, and addressed to the Placement Agent, substantially in the form previously agreed or otherwise in form and substance reasonably satisfactory to the Placement Agent.

(iii) the favorable opinion of Harney Westwood & Riegels, British Virgin Islands counsel to the Company, dated the Closing Date, respectively, and addressed to the Placement Agent, substantially in the form previously agreed or otherwise in form and substance reasonably satisfactory to the Placement Agent.

(f) Officers’ Certificate. The Placement Agent shall have received on each Closing Date a certificate of the Company, dated as of such Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, solely in their respective capacities as officers of the Company and not individually, to the effect that, and the Placement Agent shall be satisfied that, the signers of such certificate have reviewed the Registration Statement, the Incorporated Documents (if any), any Prospectus, and this Agreement and to the further effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order suspending the effectiveness of the Original Registration Statement or the use of the Preliminary Prospectus or any Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge threatened under the Securities Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

(iii) When the Registration Statement became effective, at the time of sale, and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Incorporated Documents, if any, did not and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Incorporated Documents, if any, when such documents were filed with the Commission, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading(provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein) and since the effective date of the Registration Statement, there has occurred no event required by the Securities Act and the rules and regulations of the Commission thereunder to be set forth in the Registration Statement which has not been so set forth; and

(iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Incorporated Documents (if any) and any Prospectus, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business consistent with past practice; (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business consistent with past practice; (d) any material change in the shares (except changes thereto resulting from the exercise of outstanding share options or warrants disclosed in the Registration Statement, the Incorporated Documents (if any) and any Prospectus) or material change in the outstanding indebtedness of the Company or any Subsidiary; (other than borrowings under existing credit facilities disclosed in the Registration Statement, the Incorporated Documents (if any) and any Prospectus, but including any outstanding indebtedness related to any related party transaction); (e) any dividend or distribution of any kind declared, paid or made on the shares of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has had or would reasonably be expected to have a Material Adverse Effect.

(g) Bring-down Comfort Letter. On each Closing Date, the Placement Agent shall have received from Assentsure PAC, or such other independent registered public accounting firm of the Company, a letter dated as of such Closing Date, in form and substance satisfactory to the Placement Agent, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three (3) business days prior to such Closing Date.

(h) Stock Exchange Listing. The Ordinary Shares shall be registered under the Exchange Act and shall be listed on the Trading Market, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Ordinary Shares under the Exchange Act or delisting or suspending from trading the Ordinary Shares from the Trading Market, nor shall the Company have received any information suggesting that the Commission or the Trading Market is contemplating terminating such registration or listing.

(i) Lock-Up Agreements. On the Closing Date, the Placement Agent shall have received the executed lock-up agreement, in the form attached as Exhibit A in the Purchase Agreement, from each of the directors and officers of the Company.

(j) Additional Documents. On or before each Closing Date, the Placement Agent and counsel for the Placement Agent shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained, provided however that such request shall be made at least three (3) business days in advance.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution) and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Intentionally Omitted.

Section 7. Indemnification and Contribution.

(a) Indemnification of the Placement Agent. The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Placement Agent its Affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, counsel and agents and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act of 1933, as amended , or Section 20 of the Exchange Act (collectively, the “Placement Agent Indemnified Parties,” and each, a “Placement Agent Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Placement Agent Indemnified Parties and the Company or between any of the Placement Agent Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as each may be amended or supplemented from time to time); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations (whether in person or electronically); or (iii) any application or other document or written communication (collectively in this Section 7, an “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, Trading Market; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Placement Agent’s Information (as defined below). With respect to any untrue statement or omission or alleged untrue statement or omission made in the Pricing Disclosure Package, the indemnity agreement contained in this Section 7 shall not inure to the benefit of any Placement Agent Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Placement Agent Indemnified Party (a) is based on the Placement Agent’s Information, (b) results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Shares to such person as required by the Securities Act and the rules and regulations promulgated thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 4(c) hereof, or (c) is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the fraud, willful misconduct or gross negligence of such Placement Agent Indemnified Party.

(b) Placement Agent’s Information.  For purposes of this Agreement, the term “Placement Agent’s Information” means written information furnished to the Company by the Placement Agent specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or the Prospectus, or in any amendment or supplement thereto. The Company hereby acknowledges that, as of the date hereof, the Placement Agent’s Information is limited solely to the statements concerning the Placement Agent contained in the “Plan of Distribution” and “Placement Agent” sections of the Prospectus.

(c) Defense of Claims.  If any action is brought against a Placement Agent Indemnified Party in respect of which indemnity may be sought against the Company pursuant to this Section 7, such Placement Agent Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action, including the employment of counsel (subject to the reasonable approval of such Placement Agent Indemnified Party) and payment of actual expenses.  Such Placement Agent Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Placement Agent Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company, (ii) the Company shall not have employed counsel reasonably satisfactory to the Placement Agent Indemnified Party to have charge of the defense of such action within a reasonable time after notice of the commencement of the action, or (iii) the action includes both the Company and the indemnified party as defendants and such indemnified party shall have been advised by its counsel in writing that is an actual or potential conflict of interest that makes it inadvisable for the Company and such indemnified party to be represented in the action by the same counsel, in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Placement Agent Indemnified Parties who are party to such action (in addition to local counsel) shall be borne by the Company. The Company shall not be liable for any settlement of any Action effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, the Company shall not, without the prior written consent of the Placement Agent (which consent shall not be unreasonably withheld, conditioned or delayed), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Placement Agent Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Placement Agent Indemnified Party from all liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. Notwithstanding anything to the contrary contained herein, if any Placement Agent Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld, conditioned or delayed.

(d) Indemnification of the Company.  The Placement Agent shall, to the fullest extent permitted by applicable laws, indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Placement Agent, as incurred, but only with respect to such losses, liabilities, claims, damages and expenses (or actions in respect thereof) which arise out of or are based upon untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Placement Agent’s Information.  In case any action shall be brought against the Company or any other person so indemnified based on any of the foregoing documents or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Placement Agent, the Placement Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Placement Agent by the provisions of Section 7.  Notwithstanding any provision of this Agreement to the contrary, in no event shall the Placement Agent be liable to the Company under this Agreement or otherwise in connection with the Offering for any losses, claims, damages, liabilities or expenses that are not finally judicially determined to have resulted from the Placement Agent’s gross negligence, willful misconduct or bad-faith breach of this Agreement.

(e) Contribution.

(i) Contribution Rights.  If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering received by the Company bear to the total placement-agent cash fee and non-accountable expense allowance received by the Placement Agent in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company, on the one hand, and the Placement Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the Placement Agent’s Information constitutes the only written information furnished to the Company by or on behalf of the Placement Agent for use in the documents referred to in Section 7(a).  The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(e)(i) were to be determined by pro rata allocation (even if the Placement Agent were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(e)(i) shall be deemed to include, for purposes of this Section 7(e)(i), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7(e)(i), the Placement Agent shall not be required to contribute any amount in excess of the total placement-agent cash fee and non-accountable expense allowance actually received by the Placement Agent in connection with the Offering, less the amount of any damages which the Placement Agent has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(ii) Contribution Procedure.  Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (a “contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder.  In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.  Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party.  The contribution provisions contained in this Section 7(e)(ii) are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied or e-mailed and confirmed to the parties hereto as follows:

If to the Placement Agent to the address set forth above, attention: Robert Hackel, Chief Operating Officer; Email: info@rflafferty.com with a copy (which shall not constitute notice) to:

Zarif Law Group P.C.

603 Laurel Avenue

Allenhurst, New Jersey 07711

Attention: Morris C. Zarif, Esq.

Email: mzarif@zariflg.com

If to the Company:

RAYTECH HOLDING LIMITED

Unit 609, 6/F, Nan Fung Commercial Centre

No. 19 Lam Lok Street, Kowloon Bay, Hong Kong

Attention: Ching Tim Hoi, Chief Executive Officer & Chairman

E-mail: ray@raytech.com.hk

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

2206-19 Jardine House

1 Connaught Place, Central, Hong Kong

Attention: Henry Yin

E-mail: henry.yin@loeb.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12. Effective Date of this Agreement and Termination Thereof.

(a) Effective Date. This Agreement shall become effective when both the Company and the Placement Agent have executed the same and delivered counterparts of such signatures to the other party.

(b) Termination. (i) This Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to a Closing Date if any condition specified in Section 5 is not satisfied or waived by the Placement Agent when and as required to be satisfied. (ii) The Placement Agent shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time on or prior to any Closing Date, if in the Placement Agent’s reasonable judgment: (1) if any domestic or international event or act or occurrence has materially and adversely disrupted, or in the opinion of the Placement Agent will in the immediate future materially and adversely disrupt, general securities markets in the United States; (2) if trading on The Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government or other authority having jurisdiction; (iii) if the United States shall have become involved in a new war or an increase in major hostilities; (iv) if a banking moratorium has been declared by an authority in the State of New York State or of the United States of America; (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Placement Agent’s opinion, make it inadvisable to proceed with the delivery of the Shares ; (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Placement Agent shall have become aware after the date hereof of a Material Adverse Change, or an adverse material change in general market conditions as in the judgment of the Placement Agent would make it impracticable to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the Placement Agent for the sale of the Shares. (iii) The Company shall have the right to terminate this Agreement by giving notice to the Placement Agent at any time prior to any Closing Date if (1) the Placement Agent is in material breach of any of its material covenants or agreements hereunder, and such breach is not cured within ten (10) business days after written notice thereof from the Company.

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 7 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

(d) Expenses. Notwithstanding anything to the contrary in this Agreement, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Placement Agent its actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of counsel to the Placement Agent) up to $50,000, payable upon the ending of the Engagement Period (as defined in the Engagement Agreement) or earlier termination of this Agreement, and upon demand the Company shall pay the full amount thereof to the Placement Agent ; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

(e) Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Placement Agent or its affiliates or selling agents, any person controlling any Placement Agent, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Shares.

Section 13. Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by and construed in accordance with the law of the State of New York. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the Supreme Court of the State of New York sitting in the County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction and to the jurisdiction of the appellate courts therefrom, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Placement Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated April 24, 2025, as amended on [--], 2025, (collectively, the “Engagement Agreement”), between the Company and the Placement Agent, shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Placement Agent in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent has acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

(c) The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non compliance or non-fulfillment.

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If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

RAYTECH HOLDING LIMITED

By:
Name:	Ching Tim Hoi
Title:	Chief Executive Officer

Confirmed as of the date first written above mentioned, on behalf of itself:

R.F. LAFFERTY & CO., INC.

By:
Name:
Title:

Exhibit A

Form of Lock-Up Agreement

_________, 2025

R.F. Lafferty & Co. Inc.

40 Wall Street, 27th Floor

New York, New York 10005

Re:	Placement Agency Agreement (the “Placement Agency Agreement”) between RAYTECH HOLDING LIMITED, a British Virgin Islands business company (the “Company”) and R.F. Lafferty & Co., Inc. (“R.F. Lafferty” or the “Placement Agent”).

Ladies and Gentlemen:

The undersigned, an officer and/or director understands that R.F. Lafferty, as Placement Agent, propose to enter into a placement agency agreement with the Company, providing for a public offering (the “Offering”) by the Placement Agent of the ordinary shares, par value $0.00000625 per share (the “Ordinary Shares”) pursuant to a registration statement on Form F-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Defined terms used herein and not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings set forth in the Placement Agency Agreement.

In consideration of the Placement Agent’s agreement to enter into the Placement Agency Agreement and to proceed with the Offering, and for other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld, conditioned, or delayed, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this Letter Agreement and ending at the close of business twenty (20) days after the date on which the Offering is completed (the “Restricted Period”), directly or indirectly offer, sell, contract to sell, hypothecate, pledge, grant any option, right, or warrant to purchase, lend or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity directly or indirectly with the undersigned or with any affiliate of the undersigned), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any Ordinary Share, any warrant or option to purchase the Ordinary Shares or any other security of the Company or any other entity that is convertible into or exchangeable or exercisable for the Ordinary Shares or any other equity security of the Company (“Relevant Securities”) beneficially owned, held or hereafter acquired by the undersigned (the Relevant Securities so beneficially owned, held or acquired being, the “Restricted Securities”) or publicly disclose an intention to do any of the foregoing. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

In furtherance of the obligations of the undersigned under this Letter Agreement, the undersigned hereby authorizes the Company during the Restricted Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Letter Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Restricted Period it will use its reasonable best efforts to cause the record owner to authorize the Company to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Restricted Securities to the extent such transfer would be a violation of this Agreement.

The Placement Agent may consent to an early release from the Restricted Period if, in its sole and absolute discretion, the market for the Ordinary Shares would not be adversely impacted by sales of Relevant Securities and in cases of financial emergency. The restrictions contained in this Letter Agreement shall not apply to securities to be sold pursuant to the Placement Agency Agreement on behalf of the undersigned, if any.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Restricted Securities provided that, in the case of clauses (i) to (vii) below (l) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the Restricted Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily by the undersigned or the transferee, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

i)	as a bona fide gift or gifts;

ii)	to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); by will, other testamentary document, or intestacy;

iii)	to any corporation, partnership, limited liability company, or other business entity of which the undersigned and/or one or more members of the immediate family of the undersigned are, directly or indirectly, the legal and beneficial owner of all of the outstanding equity securities or similar interests;

iv)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (b) in the form of a distribution to limited partners, limited liability company members, shareholders of the undersigned or holders of similar equity interests in the undersigned or (c) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Letter Agreement;

v)	if the undersigned is a trust, to the beneficiary of such trust;

vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

vii)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement or decree, separation agreement, or court order;

viii)	pursuant to the Placement Agency Agreement;

ix)	to the Company solely in an amount necessary to satisfy tax obligations (withholding or otherwise) in connection with any grant of restricted Ordinary Share, exercise or vesting of options or warrants to purchase Ordinary Share, and

x)	of securities purchased in open market transactions after the Closing Date, provided that no filing under Section l6(a) of the Exchange Act is required or triggered by such transaction and no such filing is voluntarily made by the undersigned or the transferee in connection with such transaction.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict the delivery of the Ordinary Shares to the undersigned upon (i) exercise of any options, settle any restricted share units or other equity awards granted under any employee benefit plan or other equity compensation arrangements of the Company existing as of the date hereof and disclosed in the Prospectus; (ii) the exercise of warrants, existing as of the date hereof and disclosed in the Prospectus, or (iii) conversion of issued and outstanding preferred shares, warrants to acquire preferred shares or convertible securities or warrants to acquire the Ordinary Shares into the Ordinary Share, existing as of the date hereof and disclosed in the Prospectus, provided, in each case, that any Ordinary Shares or Restricted Securities acquired in connection with any such exercise, settlement or conversion will be subject to the restrictions set forth in this Letter Agreement.

Furthermore, the undersigned may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the Restricted Period and (ii) no sale of the Ordinary Shares are made pursuant to such plan during the Restricted Period.

In addition, the undersigned further agrees that, except for the registration statement filed or to be filed in connection with the Offering, during the Restricted Period, the undersigned will not, without the prior written consent of the Placement Agent: (a) file or participate in the filing with the Commission of any registration statement or circulate, or participate in the circulation of, any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security beneficially owned by the undersigned, or (b) exercise any rights the undersigned may have to require registration with the Commission of any proposed offering or sale of a Relevant Security beneficially owned by the undersigned.

The undersigned acknowledges and understands that the execution, delivery and performance of this Letter Agreement is a material inducement to the Placement Agent to enter into and to perform the transactions contemplated by the Placement Agency Agreement, that the Placement Agent is proceeding with the Offering in reliance upon this Letter Agreement and that the Company shall be entitled to specific performance of the obligations of the undersigned in this Letter Agreement.

The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to execute, deliver and perform this Letter Agreement, (b) this Letter Agreement has been duly authorized (if the undersigned is not a natural person) or, in the case of a natural person, such person has the legal capacity to enter into this Letter Agreement; (c) this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity) and (d) the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Placement Agency Agreement.

The undersigned understands that, if the Placement Agency Agreement does not become effective, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of the Placement Agent, the Company and the undersigned.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Restricted Securities. This Letter Agreement shall be governed by and construed in accordance with the law of the State of New York.

The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York located in the City and County of New York and to the appellate courts therefrom, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Placement Agency Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

[Signature Page Follows]

Very truly yours,

Signature

Print Name

Position in Company, if any

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